UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accounts Receivable Facility Joinders and Amendments

On April 8, 2024, TXU Energy Retail Company LLC (“TXU Retail”), TXU Energy Receivables Company LLC (“TXU Receivables”), a wholly owned subsidiary of TXU Retail, and Vistra Operations Company LLC (“Vistra Operations”), each of which are indirect, wholly owned subsidiaries of Vistra Corp., entered into an amendment (the “RPA Amendment”) to the Receivables Purchase Agreement dated as of August 21, 2018 (as amended, supplemented or otherwise modified from time to time, the “RPA”) among TXU Receivables, as seller, TXU Retail, as servicer, Vistra Operations, as performance guarantor, certain purchaser agents and purchasers named therein and Credit Agricole Corporate and Investment Bank (“Credit Agricole”), as administrator. The RPA Amendment amends certain provisions of the RPA to increase the aggregate commitment of the committed purchasers from $750 million to $1,000 million for the remaining term of the RPA.

In connection with the RPA Amendment, (i) Energy Harbor LLC (“Energy Harbor”), an indirect subsidiary of Vistra Corp., entered into a joinder, pursuant to which Energy Harbor (x) became an originator under the PSA (defined below), (y) automatically became a beneficiary of the existing subordinated note (the “Subordinated Note”) made by TXU Receivables in favor of TXU Retail, as servicer, on behalf of the originators under the PSA (defined below) and (z) has sold and will continue to sell receivables to TXU Receivables, and (ii) TXU Receivables, TXU Retail, Dynegy Energy Services, LLC (“Dynegy”), Dynegy Energy Services (East), LLC (“Dynegy East”), Ambit Texas, LLC (“Ambit”), Trieagle Energy LP (“Trieagle”), Value Based Brands, LLC (“Value Brands”) and Energy Harbor entered into an amendment (the “PSA Amendment” and together with the RPA Amendment, the “Receivable Amendments”) to the Purchase and Sale Agreement, dated as of August 21, 2018 (as amended, supplemented or otherwise modified from time to time, the “PSA”), among TXU Receivables, TXU Retail and certain originators named therein.

A copy of the RPA Amendment is included as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the PSA Amendment is included as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The above description of the Receivable Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of each Receivable Amendment.

Repurchase Facility Joinder

In connection with the existing repurchase facility, on April 8, 2024, Energy Harbor, together with TXU Retail, as seller party agent, Vistra Operations, as guarantor, and MUFG Bank, Ltd. (“MUFG”), as buyer, entered into a Joinder Agreement (the “Joinder Agreement”), whereby Energy Harbor (i) became party to that certain Master Framework Agreement, dated as of October 9, 2020 (as amended, supplemented or otherwise modified from time to time, the “Framework Agreement”), by and among TXU Retail, Dynegy, Dynegy East, Ambit, Trieagle, Value Brands and MUFG and (ii) granted MUFG a security interest in the Subordinated Note to secure its obligations under the Framework Agreement. Pursuant to the Joinder Agreement, Vistra Operations has agreed to guaranty the obligations of Energy Harbor under the Framework Agreement.

A copy of the Joinder Agreement is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The above description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Fourteenth Amendment to Receivables Purchase Agreement, dated as of April 8, 2024, among TXU Receivables, as seller, TXU Retail, as servicer, Vistra Operations Company LLC, as performance guarantor, certain purchaser agents and purchasers named therein and Credit Agricole Corporate and Investment Bank, as administrator.

4.2*	Sixth Amendment to Purchase and Sale Agreement, dated as of April 8, 2024, among TXU Receivables, as buyer, TXU Retail, as servicer, certain orginators named therein and Credit Agricole Corporate and Investment Bank, as administrator.

10.1*	Joinder Agreement, dated as of April 8, 2024, among TXU Retail, as seller party agent, Vistra Operations, as guarantor, certain originators named therein, and MUFG, as buyer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted annexes or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: April 9, 2024	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer